UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2012

SAVEDAILY, INC.

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140

Seal Beach, California 90740

(Address of Principal Executive Offices)

(562) 795-7500

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a), (b) October 17, 2012, the Board of Directors of SaveDaily, Inc. (the “Company”) voted to dismiss HJ Associates & Consultants, LLP, (“HJ”) as the Company’s independent registered public accounting firm effectively immediately.

The audit reports of HJ on the financial statements of SaveDaily, Inc. for the year ended December 31, 2011 did not contain any adverse opinion or disclaimer of opinion or qualification. HJ did not, during the applicable periods, advise SaveDaily, Inc. of any of the enumerated items described in Item 304(a)(1)(v) of Regulation S-K

SaveDaily, Inc. and HJ during the two most recent fiscal years or the subsequent period through October 17, 2012, the date of dismissal, assert there have been no (a) disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to HJ’s satisfaction would have caused HJ to make reference to the subject matter thereof in connection with its reports for such years.

The Company provided HJ with a copy of the disclosures is making this Current Report on Form 8-K and requested from HJ a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of HJ’s letter dated October 19, 2012 is attached as Exhibit 16.1.

Contemporaneous with the determination to dismiss HJ, the Board of Directors resolved to engage EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012, also to be effective immediately.

Prior to October 17, 2012 and at no time during the past two fiscal years and the subsequent period through October 17, 2012 has the Company consulted with EFP Rotenberg, LLP regarding

(1) the application of accounting principles to a specified transactions,

(2) the type of audit opinion that might be rendered on the Company’s financial statements,

(3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or

(4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

                  (d) Exhibit:

                         16.1         Letter of HJ Associates & Consultants, LLP, dated October 19, 2012

Signatures

Pursuant to the requires of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

SAVEDAILY, INC.

By:	/s/ Michael F. Cronin
Michael F. Cronin Chief Financial Officer

Dated: October 19, 2012